UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2016

THE ALKALINE WATER COMPANY INC.
Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01   Regulation FD Disclosure.

A copy of our news release dated March 23, 2016, announcing the completion of the offering and sale of our securities, is being furnished herewith as Exhibit 99.1

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01   Other Events.

On March 4, 2016, we completed the offering and sale (the “Offering”) of an aggregate of 9,000,000 shares of our common stock and warrants to purchase an aggregate of 4,500,000 shares of our common stock, for aggregate gross proceeds of $2,970,000. Each share of common stock we sold in the offering was accompanied by one-half of a warrant to purchase one share of common stock at an exercise price of $0.50 per share for a period of two years from the date of issuance. Each share of common stock and accompanying one-half of one warrant was sold at a price of $0.33.

These securities have been registered under the Securities Act of 1933 pursuant to our registration statement on Form S-1, as amended (No. 333-209124), which was declared effective by the Securities and Exchange Commission on February 11, 2016.

Also on March 4, 2016, we used the proceeds of the Offering to repay loans in the aggregate principal amounts of $1,500,000 (originally from Neil Rogers and Turnstone Capital Inc.).

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

99.1	The Alkaline Water Company Inc. News Release dated March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright
Richard A. Wright
Vice-President, Secretary, Treasurer and Director

March 23, 2016